编号 NO 0772219 3212000002009041700003

企业法人营业执照

（副　本）　　（1/1）

注册号　321200400012595

名　　称	雅博农业（泰州）有限公司
住　　所	泰州市海陵区现代农业科技示范园
法定代表人	姜宝国
注册资本	75万美元
实收资本	0万美元
公司类型	有限责任公司(外国法人独资)
经营范围	许可经营项目：无。 一般经营项目：蔬菜（含食用菌、西甜瓜）、果树、花卉、禽畜、水产品养殖、深水网箱养殖（不含中国特有的珍贵优良品种）系列产品开发、生产。

股东（发起人）
YABOO INC

营业期限　自2009年04月17日 至 2029年04月16日

成立日期　2009年4月17日

须　知

1．《企业法人营业执照》是企业法人资格和合法经营的凭证。
2．《企业法人营业执照》分为正本和副本，正本和副本具有同等法律效力。
3．《企业法人营业执照》正本应当置于住所的醒目位置。
4．《企业法人营业执照》不得伪造、涂改、出租、出借、转让。
5．登记事项发生变化，应当向公司登记机关申请变更登记，换领《企业法人营业执照》。
6．每年三月一日至六月三十日，应当参加年度检验。
7．《企业法人营业执照》被吊销后，不得开展与清算无关的经营活动。
8．办理注销登记，应当交回《企业法人营业执照》正本和副本。
9．《企业法人营业执照》遗失或者毁坏的，应当在公司登记机关指定的报刊上声明作废，申请补领。

年度检验情况

登记机关　江苏省泰州工商行政管理局

二零零九 年 四 月 十七 日

税务登记证

（副本）

泰国税登 字 321200687814376 号

纳税人名称：雅博农业（泰州）有限公司

法定代表人（负责人）：姜宝国

地　　址：泰州市海陵区现代农业科技示范园

登记注册类型：外资企业

经营范围：蔬菜、果树、花卉、畜禽、水产品养殖、深水珍稀养殖系列产品开发、生产。

批准设立机关：泰州市工商局

扣缴义务：

发证税务机关

二〇[illegible]年四月七日

江苏省泰州市国家税务局

泰州市地方税务局

国家税务总局监制

总机构情况 （由分支机构填写）	
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